EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the annual report of LF Capital Acquisition Corp. II (the “Company”) on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Alberto Bianchinotti, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 24, 2022

By:	/s/ Alberto Bianchinotti
Name:	Alberto Bianchinotti
Title:	Chief Financial Officer
(Principal Financial Officer)